UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01     Regulation FD Disclosure.

On December 14, 2020, Wayside Technology Group, Inc. (the “Company”) issued a press release announcing the promotion of Charles Bass, the Vice President of Alliances and Marketing of Climb Channel Solutions, Inc., a subsidiary of the Company, to Chief Marketing Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01     Other Events.

The Company has engaged in stock repurchases of its common stock (the “Common Stock”) from time to time. A total of 2,963,525 shares of Common Stock have been repurchased as of December 14, 2020, leaving a balance of 547,488 shares of Common Stock that the Company currently is authorized to buy back in the future.

On December 14, 2020, the Board of Directors of the Company approved and the Company entered into a written purchase plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plan”). Purchases involving shares of the Company’s Common Stock under the Plan may take place commencing December 14, 2020, and the Plan shall terminate upon the first to occur of (i) 100,000 shares of Common Stock under this Plan have been purchased, or (ii) the close of the Nasdaq Stock Market on July 30, 2021.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

99.1      Press release of Wayside Technology Group, Inc., dated December 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: December 14, 2020	By:	/s/ Michael Vesey
Michael Vesey, Vice President and
Chief Financial Officer